EXHIBIT 8.2


                                 LAW OFFICES OF
                   WINKLER, LEE, TETWILER, DOMONEY & SCHULTZ
                                133 SOUTH PEARL
                                  P.O. BOX 333
                            PAOLA, KANSAS 66071-0333
                                  913-294-2339
                                FAX 913-294-5702
WENDELL D. WINKLER          EMAIL:WLTD@WORDSHARE.COM             GARRETT WINKLER
EDWIN A. LEE (RETIRED)                                             (1891-1970)
LEE H. TETWILER                                                  L. PERRY BISHOP
J. DARCY DOMONEY                                                   (1907-1984)
SHEILA M. SCHULTZ

                                 March 16, 1998


Board of Directors
First Kansas Federal Savings Association
600 Main Street
Osawatomie, Kansas  66064

Board Members:

         You have requested our opinion regarding certain Kansas tax consequences to First Kansas Federal Savings Association (the "Association") and its depositors under the laws of the State of Kansas of the proposed conversion (the "Conversion"), under which the Association will be changed from a federally-chartered mutual savings association to a federally-chartered capital stock savings bank (the "Stock Bank"), a parent holding company will be formed and incorporated in Kansas (the "Holding Company") to acquire all of the outstanding stock of the Stock Bank (the "Acquisition"), and the stock of the Holding Company will be offered to the public (the "Offering"), pursuant to a Plan of Conversion adopted by the Board of Directors of the Bank on December 16, 1997, as amended (the "Plan").

         The Association's special counsel, Malizia, Spidi, Sloane & Fisch, P.C., has previously provided the Association an opinion regarding certain federal income tax consequences of the Conversion, the Acquisition, and the Offering (the "Federal Tax Opinion"). Based upon the facts stated in the Federal Tax Opinion, including certain representations of the Association, the Federal Tax Opinion concludes, among other things, that the Conversion qualifies as a tax-free reorganization under ss. 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended ("Code"), and that the Association, the Stock Bank, and the Holding Company and the depositors of the Association will not recognize income, gain, or loss for federal income tax purposes upon the implementation of the Conversion, the Acquisition, and the Offering.

         Based upon the facts and circumstances attendant to the Conversion as detailed in the Plan, and the provisions of the Code and the Federal Tax Opinion rendered, it is our opinion that the laws of the State of Kansas will, for income tax purposes, treat the Conversion transaction as detailed in the Plan in an identical manner as it is treated by the Internal Revenue Service for income tax purposes, and that under such state law no adverse income tax consequences will be incurred by either the Association or its account holders as a result of the implementation of the Plan.

Board of Directors
First Kansas Federal Savings Association

Page 2

         The opinion herein expressed specifically does not include, without limitation by the specification thereof, an opinion with respect to any franchise tax or capital stock taxes which might result from the implementation of the Plan.

         Our opinion is based on the facts and conditions as stated herein, whether directly or by reference to the Federal Tax Opinion. If any of the facts and conditions are not entirely complete or accurate, it is imperative that we be informed immediately, as the inaccuracy or incompleteness could have a material effect on our conclusions. In rendering our opinion, we are relying upon the relevant provisions of the Code, the laws of the State of Kansas, as amended, the regulations and rules thereunder and judicial and administrative interpretations thereof, which are subject to change or modification by subsequent legislative, regulatory, administrative, or judicial decisions. Any such changes could also have an effect on the validity of our opinion. We undertake no responsibility to update or supplement our opinion. Our opinion is not binding on the Internal Revenue Service or the State of Kansas, nor can any assurance be given that any of the foregoing parties will not take a contrary position or that our opinion will be upheld if challenged by such parties.

         Finally, we hereby consent to the filing of this opinion as an exhibit to the Application for Conversion on Form AC ("Form AC") or similar filings of the Association filed with the Office of Thrift Supervision, the filing of this opinion as an exhibit to the Application H-(e)(1)S of the Holding Company to be filed with the Office of Thrift Supervision, and the filing of this opinion as an exhibit to the Holding Company's Registration Statement on Form SB-2 ("Form SB-2") to be filed with the Securities and Exchange Commission, and to reference to our firm in the offering circular contained in the Form AC, Form SB-2 and related documents related to this opinion.

                                           Sincerely,



                                           WINKLER, LEE, TETWILER,
                                           DOMONEY & SCHULTZ


                                           /s/J. Darcy Domoney
                                           -------------------------------------
                                           By:  J. Darcy Domoney